As filed with the Securities and Exchange Commission on February 14, 2014          Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 VOLCANO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0928885 (I.R.S. Employer Identification No.)

3721 Valley Centre Drive, Suite 500
San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)
_____________________________________
 2007 Employee Stock Purchase Plan
______________
(Full titles of the plans)
 Darin M. Lippoldt, Esq.
Executive Vice President, General Counsel, Secretary
and Chief Compliance Officer
3721 Valley Centre Drive, Suite 500
San Diego, CA 92130
(Name and Address of Agent for Service)

(800) 228-4728
(Telephone Number, Including Area Code, of Agent for Service)
_______________
Copies to:

Matthew T. Browne, Esq. Karen E. Deschaine, Esq. Cooley LLP 4401 Eastgate Mall San Diego, CA 92121-1909 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, including related rights to purchase Series A Junior Participating Preferred Stock	600,000 shares (1)	$20.85(2)	$12,510,000(2)	$1611.29

(1)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also register any additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) that may become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on February 10, 2014.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
STATEMENTS ON FORM S-8 NO. 333-145761 and NO. 333-149761

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective. The Registrant previously registered shares of its Common Stock for issuance under the 2007 Employee Stock Purchase Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on August 29, 2007 (File No. 333-145761) and March 17, 2008 (File No. 333-149761). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.
EXHIBITS

Exhibit Number	Exhibit Title
4.1
Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), as originally filed on August 9, 2006, and incorporated herein by reference).

4.2	Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), as originally filed on August 8, 2013, and incorporated herein by reference).
4.3
Certificate of Designation of Series A Junior Participating Preferred Stock (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), as originally filed on August 9, 2006, and incorporated herein by reference).

4.4
Specimen Common Stock certificate of the Registrant (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A, as amended (File No. 333-132678), as originally filed on May 24, 2006, and incorporated herein by reference).

4.5
Fourth Amended and Restated Investor Rights Agreement, dated February 18, 2005, by and among the Registrant and certain stockholders (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-132678), as originally filed on March 24, 2006, and incorporated herein by reference).

4.6
Rights Agreement, by and between the Registrant and American Stock Transfer & Trust Company, dated June 20, 2006 (filed as Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), as originally filed on August 9, 2006, and incorporated herein by reference).

5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP (see Exhibit 5.1).
24.1	Power of Attorney (see signature page to this Registration Statement).
99.1
2007 Employee Stock Purchase Plan (filed as Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-145761), as originally filed on August 29, 2007, and incorporated herein by reference).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 11, 2014.

VOLCANO CORPORATION
By:	/s/ R. Scott Huennekens
R. Scott Huennekens
President and Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. SCOTT HUENNEKENS, JOHN T. DAHLDORF and DARIN M. LIPPOLDT, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ R. Scott Huennekens
R. Scott Huennekens	President and Chief Executive Officer, Director (Principal Executive Officer)	February 11, 2014
/s/ John T. Dahldorf
John T. Dahldorf	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 11, 2014
/s/ Ronald A. Matricaria
Ronald A. Matricaria	Director, Chairman of the Board of Directors	February 11, 2014

/s/ Kieran T. Gallahue
Kieran T. Gallahue	Director	February 11, 2014

/s/ Lesley H. Howe
Lesley H. Howe	Director	February 11, 2014

/s/ Siddhartha Kadia, Ph.D.
Siddhartha Kadia, Ph.D.	Director	February 11, 2014

/s/ Alexis V. Lukianov
Alexis V. Lukianov	Director	February 11, 2014

/s/ Leslie V. Norwalk
Leslie V. Norwalk	Director	February 11, 2014

/s/ Roy T. Tanaka
Roy T. Tanaka	Director	February 11, 2014

/s/ Eric J. Topol, M.D.
Eric J. Topol, M.D.	Director	February 11, 2014

/s/ Daniel Wolterman
Daniel Wolterman	Director	February 11, 2014

EXHIBIT INDEX

Exhibit	Exhibit
Number	Title
4.1
Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), as originally filed on August 9, 2006, and incorporated herein by reference).

4.2	Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), as originally filed on August 8, 2013, and incorporated herein by reference).
4.3
Certificate of Designation of Series A Junior Participating Preferred Stock (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), as originally filed on August 9, 2006, and incorporated herein by reference).

4.4
Specimen Common Stock certificate of the Registrant (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A, as amended (File No. 333-132678), as originally filed on May 24, 2006, and incorporated herein by reference).

4.5
Fourth Amended and Restated Investor Rights Agreement, dated February 18, 2005, by and among the Registrant and certain stockholders (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-132678), as originally filed on March 24, 2006, and incorporated herein by reference).

4.6
Rights Agreement, by and between the Registrant and American Stock Transfer & Trust Company, dated June 20, 2006 (filed as Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), as originally filed on August 9, 2006, and incorporated herein by reference).

5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP (see Exhibit 5.1).
24.1	Power of Attorney (see signature page to this Registration Statement).
99.1
2007 Employee Stock Purchase Plan (filed as Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-145761), as originally filed on August 29, 2007, and incorporated herein by reference).